SNAP2 CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
MARCH 31, 2004

SNAP2 CORPORATION AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)

Introduction to Unaudited Pro Forma Condensed Consolidated
Financial Statements                                                                                                                                                                            1

Balance Sheet - March 31, 2004                                                                                                                                                                         2

Statement of Operations for the six months ended
March 31, 2004                                                                                                                                                                                     3

Statement of Operations for the year ended September 30, 2003                                                                                                                4

Notes to Financial Statements                                                                                                                                                                          5

SNAP2 CORPORATION AND SUBSIDIARIES
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On April 19th 2004 The Company (the Purchaser) acquired the assets of Call Now America Prepaid LLC (the Seller) in a stock-for-assets acquisition. As part of the Asset Purchase Agreement (the Agreement) The Purchaser acquired all assets of The Seller including (1) all contracts and purchase orders entered into by the Seller as of the Agreement date, (2) all contracts and purchase orders entered into by the Seller prior to the closing date, and (3) the Seller’s distribution channel. The distribution channel was purported at the time of sale to possess existing business relationships with more than 300,000 retail locations.

In exchange for all the assets of the Seller, the Purchaser conveyed 3,000,000 shares of its common stock worth $1,620,000. As part of The Agreement, the Seller was granted the right to purchase an additional 2,000,000 shares of the Purchaser in two separate transactions of 1,000,000 shares each, governed as follows, per the language of the Agreement:

Seller shall have the right to purchase 1,000,000 shares of Snap2 Corporation’s restricted common stock at $0.25 per share upon the Purchaser successfully acquiring 25,000 sales locations utilizing the assets purchased in this agreement. Additionally, Seller shall have the right to purchase an additional 1,000,000 shares of Snap2 Corporation’s restricted common stock at $0.25 per share upon the Purchaser successfully acquiring an additional 25,000 sales locations (total of 50,000) utilizing the assets purchased in this agreement.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 has been presented with its consolidated subsidiaries at March 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2004 purport what the acquisition would look like. The year ended September 30, 2003 has been presented as if the acquisition had occurred October 1, 2002.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

SNAP 2 CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
YEAR ENDED SEPTEMBER 30, 2003

	Snap2	Call Now America
	Corporation	Prepaid Company LLC	Pro Forma

OPERATING REVENUE	$-	$149,162	$149,162

COST OF OPERATIONS	-	137,139	137,139

GROSS PROFIT	-	12,023	12,023

OPERATING EXPENSES
Consulting fees	230,000	-	230,000
General and administrative	6,000	10,123	16,123

Total operating expenses	236,000	10,123	246,123

OPERATING INCOME (LOSS)	(236,000)	1,900	(234,100)

OTHER INCOME (EXPENSE)
Interest expense	-	-	-
Impairment		-	-
Total other income (expense)	-	-	-

INCOME (LOSS) BEFORE INCOME TAXES	(236,000)	1,900	(234,100)
Provision for income taxes	-	-	-

LOSS FROM CONTINUING OPERATIONS	(236,000)	1,900	(234,100)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operatons (net)	218,925	-	218,925
Gain (loss) on disposal of business	(128,549)	-	(128,549)
Net Income (loss) before provisions income taxes	(145,624)	1,900	(143,724)

Provision for income taxes	-	-	-

NET INCOME (LOSS)	$(145,624)	$1,900	$(143,724)

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic from continuing operations	$(0.09)		$(0.09)
Diluted from continuing operations	$(0.09)		$(0.09)
Basic from discontinued operations	$0.08		$0.08
Diluted from discontinued operations	$0.08		$0.08
Basic from disposal	$(0.05)		$(0.05)
Diluted from disposal	$(0.05)		$(0.05)

WEIGHTED AVERAGE NUMBER OF BASIC	2,661,395		2,661,395
COMMON SHARES OUTSTANDING

WEIGHTED AVERAGE NUMBER OF DILUTED	2,661,395		2,661,395
COMMON SHARES OUTSTANDING

The accompanying notes are an integral part of the condensed consolidated financial statements.

SNAP 2 CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED MARCH 31, 2004

	Snap2	Call Now America
	Corporation	Prepaid Company LLC	Pro Forma

OPERATING REVENUE	$-	$97,863	$97,863

COST OF OPERATIONS	-	67,870	67,870

GROSS PROFIT	-	29,993	29,993

OPERATING EXPENSES
Consulting fees	840,000	17,267	857,267
General and administrative	80	11,982	12,062

Total operating expenses	840,080	29,249	869,329

OPERATING INCOME (LOSS)	(840,080)	744	(839,336)

OTHER INCOME (EXPENSE)
Interest expense	-	-	-
Impairment	(3,200,000)	-	(3,200,000)
Total other income (expense)	(3,200,000)	-	(3,200,000)

INCOME (LOSS) BEFORE INCOME TAXES	(4,040,080)	744	(4,039,336)
Provision for income taxes	-	-	-

LOSS FROM CONTINUING OPERATIONS	(4,040,080)	744	(4,039,336)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operatons (net)	-	-	-
Gain (loss) on disposal of business	-	-	-
Net Income (loss) before provisions income taxes	(4,040,080)	744	(4,039,336)

Provision for income taxes	-	-	-

NET INCOME (LOSS)	$(4,040,080)	$744	$(4,039,336)

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic from continuing operations	$(0.02)		$(0.02)
Diluted from continuing operations	$(0.02)		$(0.02)
Basic from discontinued operations	$-		$-
Diluted from discontinued operations	$-		$-
Basic from disposal	$-		$-
Diluted from disposal	$-		$-

WEIGHTED AVERAGE NUMBER OF BASIC	43,261,283		43,261,283
COMMON SHARES OUTSTANDING

WEIGHTED AVERAGE NUMBER OF DILUTED	43,261,283		43,261,283
COMMON SHARES OUTSTANDING

The accompanying notes are an integral part of the condensed consolidated financial statements.

SNAP 2 CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED MARCH 31, 2004

	Snap2	Call Now America		Pro Forma
	Corporation	Prepaid Company LLC	Adjustment
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,020	$12,800	$-	$19,820
Accounts Receivable		8,325		8,325
Inventory		15,440		15,440

Total Current Assets	7,020	36,565	-	43,585

OTHER ASSETS
Goodwill	-	-	1,619,350	1,619,350

Total Other Assets	-	-	1,619,350	1,619,350

TOTAL ASSETS	$7,020	$36,565	$1,619,350	$1,662,935

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Note payable	$84,000	$-	$-	$84,000
Officer loan	12,000			12,000
Accounts payable and accrued liabilities	31,000	35,915		66,915

Total Current Liabilities	127,000	35,915	-	162,915

LONG TERM LIABILITIES

Commitments	631,556			631,556

Total Long Term Liabilities	631,556	-	-	631,556

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $.001 par value; 20,000,000 shares
authorized; 0 shares issued and outstanding
Common stock, $.001 par value; 50,000,000 shares
authorized; 45,094,250 shares issued and outstanding	45,094		3,000	48,094
Additional paid-in capital	6,050,863		1,616,350	7,667,213
Accumulated earnings (deficit)	(6,847,493)	650		(6,846,843)

Total stockholders' equity (deficit)	(751,536)	650	1,619,350	868,464

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,020	$36,565	$1,619,350	$1,662,935

SNAP2 CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 and the unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2004 and for the year ended September 30, 2003, to reflect the combination of Snap2 Corporation and Call Now America Prepaid Company, L.L.C.

A.	To record the issuance of stock and purchase of the Company’s assets.